EXHIBIT 99.1

Wendy’s/Arby’s Group Reports 1st Quarter 2010 Results

Company Delivered Strong Adjusted EBITDA Growth

Wendy’s Generated Positive Same-Store Sales
and Improved Quarterly Restaurant Margin by 430 Basis Points

ATLANTA, May 13, 2010 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), the third largest quick-service restaurant company in the United States, today reported results for the first quarter ended April 4, 2010.

Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said: “We achieved 14.7% growth in adjusted EBITDA1 in the first quarter, primarily as a result of positive same-store sales at Wendy’s® and a 430-basis point increase in Wendy’s company-operated restaurant margin. Wendy’s continued building on its ‘Real’ brand positioning and generated its best quarterly same-store sales results in a year, while Arby’s®  focused on a turnaround plan to re-energize the brand.”

Consolidated First Quarter 2010 Summary
▪
First quarter 2010 adjusted EBITDA, excluding pre-tax integration-related costs and a non-recurring charge totaling $7.8 million, was $92.1 million, and increased 14.7% as compared to first quarter 2009 adjusted EBITDA of $80.3 million, excluding pre-tax integration-related costs of $7.8 million.

▪	Consolidated revenues were $837.4 million in the first quarter of 2010 as compared to first quarter 2009 revenues of $864.0 million.
▪
First quarter 2010 net loss was $3.4 million, or $0.01 per share, including after-tax special charges of $12.0 million, or $0.03 per share.  First quarter 2009 net loss was $10.9 million, or $0.02 per share, including after-tax  special charges of $15.0 million, or $0.03 per share.

Wendy’s First Quarter 2010 Brand Summary
For the first quarter 2010, Wendy’s total revenue was $584.7 million, an increase of $6.5 million compared to revenue of $578.2 million in the first quarter a year ago, including favorable foreign exchange translation.
▪	Wendy’s North America systemwide same-store sales increased 0.8%.
▪	Wendy’s North America company-operated same-store sales increased 0.2% and Wendy’s North America franchise same-store sales increased 1.0%.
▪
Wendy’s company-operated restaurant margin was 15.4%, compared to 11.1% in the first quarter 2009, an increase of 430 basis points.  The improvement was due to lower commodity costs, operational improvements in labor and controllable costs, lower advertising costs and a focus on premium and higher margin products.

“At Wendy’s, we are very pleased with our overall progress. We are making significant improvements in restaurant operations and customer service, our product development pipeline is strong, and we are connecting with customers through improved marketing,” said Smith. “For the quarter, we produced positive sales despite severe winter weather in February. Wendy’s same-store sales were among the strongest in the quick-service restaurant (QSR) industry.  We successfully balanced our premium products with an effective value strategy, as we featured our Premium Fish Fillet Sandwich and Bacon & Blue hamburger, along with our 99-cents Spicy Chicken Nuggets. We also continued driving significant improvements in restaurant operations and improved our company-operated restaurant margin to 15.4%. In April, we focused on offering customers real value and quality with our $2.99 Deluxe Value Meals and North America company-operated same-store sales were -0.5%, excluding the negative impact of the Mother’s Day shift

1 See reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results detailed on page 6.

into fiscal April 2010. We are promoting our premium Spicy Chipotle Boneless Wings in May and we are excited about our new product and promotional lineup for the summer.”

Arby’s First Quarter 2010 Brand Summary
For the first quarter 2010, Arby’s total revenue was $252.7 million, compared to $285.7 million in the first quarter a year ago, a decrease of $33.0 million, which was primarily due to a decline in same-store sales.
▪	Arby’s North America systemwide same-store sales decreased 11.5%.
▪	Arby’s North America company-operated same-store sales declined 11.6% and North America franchise same-store sales declined 11.4%.
▪
Arby’s company-operated restaurant margin was 10.8% in the first quarter 2010, compared to 14.2% in the first quarter 2009.  The year-over-year difference was due to sales deleveraging offset in part by slightly favorable commodity costs as well as lower marketing costs as compared to the Roastburger® sandwich launch in 2009.

“Since I assumed the role of interim president for Arby’s in late January, we have implemented a turnaround plan to begin re-energizing the brand,” said Smith. “While we are not pleased with first quarter results, we made progress on establishing a value strategy, increased national media, improved advertising and initiated a significant remodeling program. Our systemwide launch of Arby’s $1 Value Menu in April, combined with national television advertising, is an important step to rebuild sales. Our April North America company-operated same-store sales were -8.4%, an encouraging improvement versus the first quarter of 2010, and more importantly, customer traffic growth for April was +4% versus a year ago.

“We plan to introduce two new products during the second quarter – a new premium Steakhouse Sub and Prime Cut™ chicken – and we will continue to emphasize our everyday $1 Value Menu,” Smith said.

“We are excited about completing the search for a new President for Arby’s,” said Smith. “Hala Moddelmog, who will join the Company on May 20, 2010, is an accomplished leader with proven restaurant and business experience. During the time Hala was President of Church’s Chicken, she led the chain to eight consecutive years of positive same-store sales. I am confident that she will successfully lead the turnaround of the Arby’s brand.”

Formation of Strategic Sourcing Group Co-op, LLC
Strategic Sourcing Group Co-op, LLC, (“SSG”) which is responsible for sourcing certain non-perishable goods, equipment and services for both Wendy’s and Arby’s restaurants, was formed as a result of an initiative by Wendy’s/Arby’s Group, Quality Supply Chain Co-op, which is Wendy’s purchasing cooperative, and ARCOP Inc., which is Arby’s purchasing cooperative.

The Company recorded a pre-tax $4.9 million charge in the first quarter 2010 related to a commitment to fund operating expenses of the purchasing cooperative over a 24-month period.  The Company will benefit from the purchasing efficiencies realized by company-owned restaurants and lower general and administrative (G&A) expenses due to the transfer of strategic sourcing employees to the co-op.

Stock Repurchase Program
Since the Board of Directors authorized a stock repurchase program in 2009, the Company has repurchased approximately 40 million common stock shares for $190.2 million as of May 7, 2010, at an average price of $4.76 per share.  At the close of business on May 7, 2010, the Company had approximately 430 million shares of common stock outstanding.

The Company has a total of $250 million authorized for common stock repurchases, of which $59.8 million remains available as of May 7, 2010.  The current common stock repurchase program will remain in effect through January 2, 2011, and will allow the Company to make repurchases as market conditions warrant.

First Quarter 2010 Special Expense Charges
For the first quarter 2010, the Company recorded net pre-tax special charges of approximately $19.4 million ($12.0 million after tax), including integration-related expenses, impairment charges and expenses for SSG.

Company Reiterates Full-Year 2010 Financial Outlook
The Company also reiterated its 2010 outlook, which includes the following expectations:
▪
Adjusted EBITDA growth in the low to mid single-digits, excluding the effect of the 53rd week in 2009 and an incremental expense for Wendy’s breakfast program in 2010 to expand into additional markets.

▪	Positive same-store sales at Wendy’s.
▪	Negative same-store sales at Arby’s but improving on a year-over-year basis.
▪
Capital expenditures of approximately $165 million in 2010, up from approximately $102 million in 2009, which includes investments in 12 new company-owned Wendy’s restaurants and 100 remodels of company-owned restaurants at each brand (200 total remodels).

Debt Refinancing
In order to address our medium-term debt maturities and to take advantage of the current favorable credit and interest rate environment, the Company is in the process of arranging a new $650 million senior secured credit facility, which would include a $150 million revolving credit facility and a $500 million term loan.  The proceeds from the new term loan would be used to retire the existing senior secured credit facility as well as the existing 6.25% senior notes due 2011, and pay related expenses of the transaction. The new facility is anticipated to reduce annual interest expense and the Company expects to close the new facility by the end of May. The closing of the new facility is subject to market conditions and there can be no assurance that the Company will be able to complete the transaction.

Management to Host Conference Call Today – May 13, 2010
Management will host a conference call with slides to discuss its financial results today (May 13, 2010) at 12:30 p.m. ET.  Hosting the call will be Roland Smith, President and Chief Executive Officer; Steve Hare, Chief Financial Officer and John Barker, Chief Communications Officer.

The conference call can be accessed live over the phone by dialing 877-572-6014.  A replay will be available two hours after the call and can be accessed by dialing 800-642-1687; the conference ID for the replay is 71454033.  The replay will be available until midnight ET on Thursday, May 27, 2010.

The call and slides will also be webcast live from the investor relations page of the Company's website at www.wendysarbys.com.  The webcast and accompanying slides will be archived on the Company's website at www.wendysarbys.com.

About Wendy's/Arby's Group, Inc.
Wendy’s/Arby’s Group, Inc. is the third largest quick-service restaurant company in the United States and includes Wendy’s International, Inc., the franchisor of the Wendy’s restaurant system, and Arby’s Restaurant Group, Inc., the franchisor of the Arby’s restaurant system.  The combined restaurant systems include more than 10,000 restaurants in the U.S. and 24 countries and U.S. territories worldwide.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively “Wendy’s/Arby’s Group” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.  Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, increasing unemployment and decreasing consumer spending; (3) the ability to successfully integrate acquired businesses and to achieve related synergies, cost reductions and operational improvements; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (8) the availability of suitable locations and terms for the development of new restaurants; (9) adoption of new, or changes in, laws, regulations or accounting policies and practices; (10) changes in debt, equity and securities markets; (11) goodwill and long-lived asset impairments; (12) changes in the interest rate environment; and (13) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.  The Company also uses adjusted EBITDA, which excludes integration-related expenses included within general and administrative expense, expenses for the Strategic Sourcing Group purchasing co-op and facilities relocation and corporate restructuring expenses, as an internal measure of business operating performance.  The Company believes adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the Company’s current business.  EBITDA and adjusted EBITDA are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).  Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates EBITDA or similarly titled financial measures and should not be considered as alternative measures of operating profit (loss) or net income (loss).

The Company’s presentation of EBITDA and adjusted EBITDA is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Media and Investor Contacts:
John Barker at 678-514-6900 or john.barker@wendysarbys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
First Quarters Ended April 4, 2010 and March 29, 2009

(In Thousands Except Per Share Amounts)	First Quarter
(Unaudited)	2010	2009
Revenues:
Sales	$748,197	$773,243
Franchise revenues	89,250	90,741
	837,447	863,984
Costs and expenses:
Cost of sales	641,422	675,942
General and administrative	110,482	109,878
Depreciation and amortization	46,326	51,662
Impairment of other long-lived assets	11,601	6,880
Facilities relocation and corporate restructuring	-	4,161
Other operating expense, net	1,283	1,527
	811,114	850,050
Operating profit	26,333	13,934
Interest expense	(36,278)	(22,149)
Investment income (expense), net	130	(1,794)
Other than temporary losses on investments	-	(3,127)
Other income (expense), net	1,278	(2,597)
Loss before income tax benefit	(8,537)	(15,733)
Benefit from income taxes	5,137	4,809
Net loss	$(3,400)	$(10,924)

Basic and diluted net loss per share	$(0.01)	$(0.02)

Weighted average number of shares used to calculate basic and diluted net loss per share	443,326	469,237

	April 4, 2010	Jan. 3, 2010
Balance Sheet Data:	(Unaudited)	(Audited)
Cash and cash equivalents	$507,284	$591,719
Total assets	4,868,478	4,975,416
Long-term debt	1,501,853	1,500,784
Total stockholders’ equity	2,261,246	2,336,339

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Calculation and Comparison of EBITDA and a Reconciliation of EBITDA to Net Loss

(In Thousands)	First Quarter
(Unaudited)	2010	2009
EBITDA	$84,260	$72,476
Depreciation and amortization	(46,326)	(51,662)
Impairment of other long-lived assets	(11,601)	(6,880)
Operating profit	26,333	13,934
Interest expense	(36,278)	(22,149)
Investment income (expense), net	130	(1,794)
Other than temporary losses on investments	-	(3,127)
Other income (expense), net	1,278	(2,597)
Loss before income tax benefit	(8,537)	(15,733)
Benefit from income taxes	5,137	4,809
Net loss	$(3,400)	$(10,924)

Reconciliation of EBITDA to Adjusted EBITDA

(In Thousands)	First Quarter
(Unaudited)	2010	2009
EBITDA	$84,260	$72,476
Plus: Integration costs in general and administrative (G&A)	2,894	3,653
SSG purchasing cooperative expenses in G&A	4,900	-
Facilities relocation and corporate restructuring	-	4,161
Adjusted EBITDA	$92,054	$80,290

Adjusted EBITDA Growth %	14.7%

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Selected Brand Financial Highlights

Wendy’s (Unaudited)	First Quarter
	2010	2009
North America systemwide same-store sales	0.8%	1.0%

(In Thousands)
Revenues:
Sales	$512,747	$507,003
Franchise revenues	71,967	71,238
	$584,714	$578,241

Restaurant margin %	15.4%	11.1%

Restaurant count:	Company-operated	Franchised	Systemwide
As of January 3, 2010	1,391	5,150	6,541
Opened	-	11	11
Closed	(1)	(11)	(12)
As of April 4, 2010	1,390	5,150	6,540

Arby’s (Unaudited)	First Quarter
	2010	2009
North America systemwide same-store sales	-11.5%	-8.7%

(In Thousands)
Revenues:
Sales	$235,450	$266,240
Franchise revenues	17,283	19,503
	$252,733	$285,743

Restaurant margin %	10.8%	14.2%

Restaurant count:	Company-operated	Franchised	Systemwide
As of January 3, 2010	1,169	2,549	3,718
Opened	-	9	9
Closed	(3)	(25)	(28)
(Sold)/Acquired	(11)	11	-
As of April 4, 2010	1,155	2,544	3,699